Exhibit 31.2
CERTIFICATION

I, Robby Chang, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Riot Blockchain, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Robby Chang
Chief Financial Officer (Principal Financial Officer)

Date: June 29, 2018